UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2010

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Execution of a Material Definitive Agreement

On October 29, 2010, AOL Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with RT Pacific Blvd, LLC, a Delaware limited liability company, and a subsidiary of CB Richard Ellis Realty Trust (the “Buyer”), pursuant to which the Company has agreed to sell to the Buyer the four office buildings (including all related personal property, fixtures and improvements) located at 22110 Pacific Boulevard, 22260 Pacific Boulevard, 22265 Pacific Boulevard, 22270 Pacific Boulevard, and two parcels of undeveloped land located at 22275 Pacific Boulevard and 22341 Dresden Street in Dulles, Virginia that collectively form the eastern portion of the Company’s Dulles, VA campus (“Pacific Corporate Park”), for a purchase price of $144.5 million in cash, exclusive of customary closing costs. The combined total office space of Pacific Corporate Park is approximately 700,000 rentable square feet and the two parcels of undeveloped land total approximately 22 acres. The PSA contains customary terms relating to, among other things, the condition of the title to the properties, environmental conditions, representations and warranties, closing conditions and apportionment of costs, such as taxes and fees. In addition, the Buyer has delivered a deposit of $7.5 million into an escrow account upon the execution of the PSA that is refundable in the event certain closing conditions are not met. The Company currently expects to close the sale of Pacific Corporate Park on or about November 15, 2010. As of October 29, 2010, pro forma for the sale of Pacific Corporate Park, the Company has approximately $750 million of cash on hand.

AOL will file a copy of the PSA as an exhibit to its Annual Report on Form 10-K for the twelve-month period ended December 31, 2010.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements identified by words such as “anticipate,” “may,” “will,” “intend,” “should,” “expect” or similar expressions. These statements are based on the current expectations and beliefs of AOL’s management, and are subject to uncertainty and changes in circumstances. Any forward-looking information is not a guarantee of future performance and actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, as well as factors affecting AOL’s operations and businesses and the Buyer’s ability to proceed with the transaction. More detailed information about these factors may be found in AOL’s reports filed with the SEC from time to time. AOL is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/S/ ARTHUR MINSON
Name:	Arthur Minson
Title:	Executive Vice President and Chief Financial and Administrative Officer

Date: October 29, 2010

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